Third Quarter 2024 Investor Presentation Encore Capital Group, Inc. November 6, 2024 Exhibit 99.1

Encore Capital Group, Inc. 2 Legal Disclaimers The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including portfolio purchase volumes, collections and cash generation), supply, portfolio pricing, returns, run rates, tax rates, interest expense, ability to access capital markets, the consumer credit cycle, interest rates and other macroeconomic factors. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent report on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc. 3 MCM drives Encore’s strong Q3 performance ▪ U.S. market continues to grow to record levels driven by the highest U.S. charge off rate in more than 10 years combined with growth in lending ▪ MCM continues to deliver on robust U.S. opportunity with highest collections quarter since 2021 o MCM deployment up 28% compared to Q3 2023 at strong returns o MCM collections up 22% compared to Q3 2023 ▪ Cabot maintaining discipline, continuing selective approach to deployment and managing costs o U.K. consumer credit continues to grow slowly and charge off rate remains low o Portfolio pricing continues to improve, but still does not consistently reflect the higher cost of capital ▪ Year-to-date performance is ahead of expectations driven by growth in portfolio purchasing (up 10%), collections (up 15%) and cash generation1 (up 18%) 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance.

Encore Capital Group, Inc. 4 Our Business and Our Strategy ▪ Purchase NPL portfolios at attractive cash returns ▪ Focus on the consumer and ensure the highest level of compliance ▪ Meet or exceed collection expectations ▪ Maintain efficient cost structure ▪ Minimize cost of funding ▪ Market Focus ▪ Competitive Advantage ▪ Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 5 Record portfolio supply driven by highest U.S. charge off rate in more than 10 years combined with growth in lending Outstanding U.S. Revolving Credit and U.S. Credit Card Charge Off Rate Source: U.S. Federal Reserve, seasonally adjusted 0% 1% 2% 3% 4% 5% 6% 500 600 700 800 900 1000 1100 1200 1300 1400 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 U.S. revolving credit U.S. credit card charge off rate $ B ill io n s +$257B $1.36T Aug 2024 4.49% Q2 2024

Encore Capital Group, Inc. 6 U.S. consumer credit card delinquency rates continue to grow Source: TransUnion 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 30+ Days 60+ Days 90+ Days U.S. Bankcard Balance Delinquency Rates 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 % o f B a la n c e s P a s t D u e

Encore Capital Group, Inc. 7 MCM delivered its highest collections quarter since 2021 MCM (U.S.) Collections (in $M) 330 320 369 397 402 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 ▪ Portfolio supply in the U.S. has surged to its highest level in over a decade ▪ MCM portfolio purchases of $230M in Q3 up 28% compared to Q3 2023 at strong returns ▪ MCM collections of $402M in Q3 up 22% compared to Q3 2023 ▪ Consumer payment behavior remains stable +22%

Encore Capital Group, Inc. 8 We anticipate 2024 to be another record year of portfolio purchasing for our MCM business in the U.S. MCM Portfolio Purchases in the U.S. (in $M) 506 562 536 638 682 543 409 556 815 237 237 230 0 200 400 600 800 1,000 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Pandemic impact Projected

Encore Capital Group, Inc. 9 U.K. consumer credit continues to grow slowly – having just returned to pre-pandemic level – and charge off rate remains low U.K. Consumer Credit Outstanding Balances and U.K. Annual Charge Off Rate Sources: Bank of England Database as at end June 2024. UK outstanding of total (excluding the Student Loans Company) sterling net unsecured lending to individuals (in sterling billions) not seasonally adjusted. Charge off rate only considers MFI data (Credit Card and Other loans to individuals) 0% 1% 2% 3% 4% 5% 0 50 100 150 200 250 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 U.K. Consumer Credit Outstanding Balances U.K. Annual Charge Off Rate 1.68% Q2 2024 £230B June 2024 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 £ B ill io n s

Encore Capital Group, Inc. 10 Cabot’s collections are stable while we continue to focus on cost structure ▪ Cabot collections of $148M in Q3 2024 up 10% compared to Q3 2023 ▪ Portfolio purchases of $52M in Q3 reflect our continued selective approach, which has led to better purchase price multiples compared to a year ago ▪ Portfolio pricing continues to improve, but still does not consistently reflect the higher cost of capital ▪ Exited the secured NPL market in Spain, which was a small, niche portion of Cabot’s business. Sale of portfolios resulted in a pre-tax loss of $8M. ▪ Continue to manage cost structure Cabot (Europe) Collections (in $M) 135 137 141 149 148 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 +10%

Encore Capital Group, Inc. 11 Global portfolio purchases up 23% over Q3 2023 as we continue to allocate capital to U.S. opportunities, where the returns are highest Portfolio Purchases (in $M) 179 208 237 237 230 51 84 59 42 52 0 200 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 United States Europe 279 282 231 292 296

Encore Capital Group, Inc. 12 Collections in Q3 2024 were up 18% compared to Q3 2023 Note: Global, U.S. and Europe collections YTD thru Q3 2024 were 103%, 105% and 97% (103%, 105% and 99% in constant currency) of the Dec 31, 2023 portfolio ERC forecast for the period as reported, respectively, for portfolios purchased prior to Dec 31, 2023. Collections by Geography (in $M) 330 320 369 397 402 135 137 141 149 148 0 500 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 United States Europe Other 458465 550 511 547

Encore Capital Group, Inc. 13 Detailed Financial Discussion

Encore Capital Group, Inc. 14 Q3 2024 Key Financial Measures and Impacts Key Financial Measures Q3 2024 Q3 2023 Q3 2024 vs. Q3 2023 Collections $550M $465M +18% Revenues1 $367M $310M +19% Portfolio Purchases $282M $231M +23% ERC2 $8.65B $7.88B +10% Operating Expenses $261M $234M +11% GAAP Net Income $31M $19M +58% GAAP EPS $1.26 $0.79 +59% 1) Includes changes in recoveries of +$13M and (-$17M) in Q3 2024 and Q3 2023, respectively. 2) 180-month Estimated Remaining Collections 3) Amount represents the changes in expected future recoveries associated with the exit of the secured NPL business in Spain. 4) Amount represents the changes in expected future recoveries after excluding the changes in expected future recoveries associated with the exit of the secured NPL business in Spain. Amount is calculated as total changes in expected future recoveries of ($10M) less “Changes in expected future recoveries (exit of secured NPL business)” of ($8M), which equals ($2M). Impacts from Changes in Recoveries Q3 2024 Impact Q3 2024 EPS Impact Recoveries above forecast $23M $0.72 Changes in expected future recoveries (exit of secured NPL business in Spain)3 ($8M) ($0.27) Changes in expected future recoveries (all other impacts)4 ($2M) ($0.10) Changes in recoveries $13M $0.35

Encore Capital Group, Inc. 15 Similar to collections, the past several quarters of higher deployments has led to meaningful growth in cash generation, up 22% from Q3 2023 Encore Quarterly Cash Generation1 (in $M) 0 50 100 150 200 250 300 350 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Adjusted EBITDA Collections applied to principal balance 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance. 2) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 2

Encore Capital Group, Inc. 16 Leverage continues to decrease – even with substantial portfolio purchases in the U.S. 2.8x 2.7x 2.4x 1.9x 2.4x 2.9x 2.7x 0.0x 1.0x 2.0x 3.0x 4.0x Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Leverage Ratio Leverage 1) Leverage Ratio utilizes non-GAAP metrics and is defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for calculations and a reconciliation to GAAP. 1 Target Leverage Ratio Range

Encore Capital Group, Inc. 17 Proactively managing debt maturities Debt Maturity Profile1 at September 30, 2024 (in $M) 390 401 401 573 500 500 390 3347 150 341 100 230 - 490 401 1,249 730 500 - 200 400 600 800 1,000 1,200 1,400 2024 2025 2026 2027 2028 2029 2030 ▪ As of September 30, 2024, available capacity under Encore’s Global Revolving Credit Facility (revolver) was $1,196M, not including non-client cash and cash equivalents of $224M. ▪ In September 2024, amended and extended U.S. Facility to, among other things, increase capacity to $300M from $175M and extend maturity by 1 year to October 2027. ▪ Used proceeds of $1B (comprised of two $500M bond offerings) from H1 2024 to pay down revolver in anticipation of redeeming €350M ($390M) 2025 Senior Secured Notes at par in October 2024 (completed) and £300M ($401M) 2026 Senior Secured Notes at par in November 2024 (expected). ▪ In October 2024, amended and extended revolver to, among other things, increase capacity by $92M to $1,295M, reduce interest margin by 0.25% and extend maturity by 1 year to September 2028. Bonds 77% Revolving Credit Facility < 1% U.S. Facility 4% Convertible Notes 9% Securitisation Facility 10% 1) Note: Does not include other borrowings of approximately $69M. Completed Oct 2024 Nov 2024 Global Revolving Credit Facility pro forma for expected Q4 bond redemptions 157

Encore Capital Group, Inc. 18 Revised capital allocation priorities: raised Share Repurchases above Strategic M&A ▪ Preserve financial flexibility ▪ Target leverage1 between 2.0x and 3.0x ▪ Maintain a strong BB debt rating ▪ Portfolio purchases at attractive returns ▪ Share Repurchases ▪ Strategic M&A Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance), which we also refer to as our Leverage Ratio.

Encore Capital Group, Inc. 19 We believe Encore is truly differentiated from our competitors ▪ Encore is the largest player in the attractive U.S. debt buying market ▪ Our higher purchase price multiples lead to collecting more over a vintage’s lifetime, which generates more cash, more earnings and higher returns ▪ Well-diversified, strong global balance sheet offers flexible funding solutions and enables allocation of capital to opportunities with the highest returns

Encore Capital Group, Inc. 20 Summary 2024 Guidance Update Raising our guidance again: ▪ Update: Driven by a strongly developing Q4, global portfolio purchasing in 2024 now anticipated to be approximately $1,250M, an increase of over $175M compared to 2023 o Previous guidance: Global portfolio purchasing to exceed $1,150M ▪ Update: Collections growth now expected to be 15% to over $2,125M, an increase of over $250M compared to 2023 o Previous guidance: Collections growth of 11% to over $2,075M Q3 2024 Summary ▪ Supply in U.S. market, where we are currently focused, continues to grow to record levels ▪ MCM driving global results through strong purchasing and collections growth ▪ In U.K./Europe, maintaining discipline, selectively deploying capital, right-sizing business ▪ Performance through Q3 2024 ahead of previously raised expectations, driven by strong portfolio purchasing and collections

Encore Capital Group, Inc. 21 Appendix

Encore Capital Group, Inc. 22 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. The Company has included Operating Expenses less impairment charges to calculate cash efficiency margin. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt, Leverage Ratio, Operating expenses less impairment charges and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, income from operations, or operating expenses as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
GAAP net (loss) income, as reported	$ (73,118)	$ 18,626	$ 26,305	$ 19,339	$ (270,762)	$ 23,239	$ 32,181	$ 30,643
Interest expense	42,313	46,835	49,983	50,558	54,501	55,765	61,376	66,906
Interest income	-	(944)	(1,123)	(1,315)	(1,364)	(1,368)	(1,760)	(1,909)
Provision (Benefit) for income taxes	27,231	6,409	10,029	10,724	(934)	7,253	10,329	10,119
Depreciation and amortization	11,285	10,870	10,702	11,196	8,969	7,848	7,461	8,158
Stock-based compensation expense	3,171	4,052	3,873	3,092	2,837	3,357	4,637	3,737
Acquisition, integration and restructuring related expenses[1]	34	5,526	454	594	827	2,319	1,883	162
Impairment of intangible assets[2]	4,075	-	-	-	18,726	-	-	-
Net (gain) loss on derivative instruments[3]	-	-	-	(3,512)	342	(195)	(78)	7
Goodwill impairment[2]	-	-	-	-	238,200	-	-	-
Adjusted EBITDA	$ 14,991	$ 91,374	$ 100,223	$ 90,676	$ 51,342	$ 98,218	$ 116,029	$ 117,823
Collections applied to principal balance[4]	$ 232,420	$ 182,981	$ 190,658	$ 188,872	$ 213,769	$ 214,551	$ 228,923	$ 223,292

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for these amounts because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) During the fourth quarter of 2023, we recorded a non-cash goodwill impairment charge of $238.2 million and a non-cash impairment of intangible assets of $18.7 million. In addition, we recorded a non-cash impairment of intangible assets of $4.1 million in the fourth quarter of 2022. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents gain or loss recognized on derivative instruments that are not designated as hedging instruments or gain or loss recognized on derivative instruments upon dedesignation of hedge relationships. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
4) Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned ("REO") assets and other receivable portfolios. A reconciliation of "collections applied to investment in receivable portfolios, net" to "collections applied to principal balance" is available in the Form 10-Q for the period ending September 30, 2024.

Encore Capital Group, Inc.

23

Reconciliation of Adjusted EBITDA to GAAP Net Income

	Twelve months ending				
(Unaudited, in $ thousands)	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024
GAAP net loss, as reported	$ (8,848)	$ (206,492)	$ (201,879)	$ (196,003)	$ (184,699)
Interest expense	189,689	201,877	210,807	222,200	238,548
Interest income	(3,382)	(4,746)	(5,170)	(5,807)	(6,401)
Provision for income taxes	54,393	26,228	27,072	27,372	26,767
Depreciation and amortization	44,053	41,737	38,715	35,474	32,436
Stock-based compensation expense	14,188	13,854	13,159	13,923	14,568
Acquisition, integration and restructuring related expenses[1]	6,608	7,401	4,194	5,623	5,191
Impairment of intangible assets[2]	4,075	18,726	18,726	18,726	18,726
Net (gain) loss on derivative instruments[3]	(3,512)	(3,170)	(3,365)	(3,443)	75
Goodwill impairment[2]	-	238,200	238,200	238,200	238,200
Adjusted EBITDA	$ 297,264	$ 333,615	$ 340,459	$ 356,265	$ 383,411
Collections applied to principal balance[4]	$ 794,931	$ 776,280	$ 807,850	$ 846,115	$ 880,535

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) During the fourth quarter of 2023, we recorded a non-cash goodwill impairment charge of $238.2 million and a non-cash impairment of intangible assets of $18.7 million. In addition, we recorded a non-cash impairment of intangible assets of $4.1 million in the fourth quarter of 2022. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents gain or loss recognized on derivative instruments that are not designated as hedging instruments or gain or loss recognized on derivative instruments upon dedesignation of hedge relationships. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
4) Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned ("REO") assets and other receivable portfolios. A reconciliation of "collections applied to investment in receivable portfolios, net" to "collections applied to principal balance" is available in the Form 10-Q for the period ending September 30, 2024.

Encore Capital Group, Inc. 24

Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	Last Twelve Months Ended Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024
Numerator					
GAAP Income from operations	$ 231,423	$ 16,535	$ 29,988	$ 43,755	$ 74,327
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	7,159	7,952	4,355	5,853	5,421
Amortization of certain acquired intangible assets[3]	4,601	3,509	2,367	1,190	---
Impairment of intangible assets	4,075	18,726	18,726	18,726	18,726
Goodwill impairment	---	238,200	238,200	238,200	238,200
Changes in recoveries related to exit activities[4]	---	---	---	---	7,780
Adjusted income from operations	$ 247,258	$ 284,922	$ 293,636	$ 307,724	$ 344,454
Denominator					
Average net debt	$ 2,816,513	$ 3,015,644	$ 3,121,559	$ 3,179,053	$ 3,199,936
Average equity	1,195,856	1,058,082	1,069,007	1,110,981	1,123,444
Total average invested capital	$ 4,012,369	$ 4,073,726	$ 4,190,566	$ 4,290,034	$ 4,323,380
LTM Adjusted Pre-tax ROIC	6.2%	7.0%	7.0%	7.2%	8.0%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
4) Amount represents the $7.8M loss related to Cabot's exit from the secured NPL market in Spain during the quarter ending September 30, 2024.

Encore Capital Group, Inc.
25

Reconciliation of Net Debt

(Unaudited, in $ millions)	2018				2019				2020			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
GAAP Borrowings, as reported	$ 3,607	$ 3,530	$ 3,561	$ 3,491	$ 3,593	$ 3,530	$ 3,429	$ 3,513	$ 3,404	$ 3,354	$3,252	$ 3,282
Debt issuance costs and debt discounts	77	70	89	85	79	73	75	73	69	63	107	92
Cash & cash equivalents	(217)	(182)	(205)	(157)	(167)	(169)	(187)	(192)	(188)	(294)	(170)	(189)
Client cash[1]	26	23	26	22	25	24	22	25	19	21	20	20
Net Debt	$ 3,493	$ 3,442	$ 3,472	$ 3,440	$ 3,530	$ 3,459	$ 3,340	$ 3,419	$ 3,304	$ 3,144	$ 3,209	$ 3,205

(Unaudited, in $ millions)	2021				2022				2023			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
GAAP Borrowings, as reported	$ 3,152	$ 2,999	$ 2,796	$ 2,997	$ 2,934	$ 2,793	$ 2,690	$ 2,899	$ 3,082	$ 3,203	$ 3,114	$ 3,318
Debt issuance costs and debt discounts	68	64	60	58	55	50	45	42	44	42	38	41
Cash & cash equivalents	(185)	(199)	(158)	(190)	(160)	(154)	(147)	(144)	(159)	(185)	(145)	(158)
Client cash[1]	23	24	28	29	26	19	18	18	19	22	19	16
Net Debt	$ 3,058	$ 2,889	$ 2,727	$ 2,895	$ 2,855	$ 2,708	$ 2,607	$ 2,815	$ 2,986	$ 3,083	$ 3,026	$ 3,216

(Unaudited, in $ millions)	2024		
	Q1	Q2	Q3
GAAP Borrowings, as reported	$ 3,364	$ 3,455	$ 3,551
Debt issuance costs and debt discounts	47	50	47
Cash & cash equivalents	(173)	(251)	(248)
Client cash[1]	20	21	23
Net Debt	$ 3,258	$ 3,275	$ 3,373

1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients.

Encore Capital Group, Inc.

26

Encore Capital Group, Inc. 27 Debt/Equity and Leverage Ratio 2021 2022 2023 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 2.5x 2.2x 2.0x 2.5x 2.4x 2.3x 2.3x 2.5x 2.6x 2.6x 2.6x 3.5x Leverage Ratio2 2.1x 1.9x 1.8x 1.9x 1.9x 2.0x 2.1x 2.4x 2.7x 2.8x 2.8x 2.9x 1) GAAP Borrowings ÷ Total Encore Capital Group, Inc. stockholders’ equity 2) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2018 2019 2020 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 5.9x 5.7x 4.6x 4.3x 4.1x 3.9x 3.7x 3.4x 3.8x 3.2x 2.9x 2.7x Leverage Ratio2 3.2x 3.0x 2.9x 2.8x 2.8x 2.7x 2.7x 2.7x 2.6x 2.4x 2.4x 2.4x 2024 Q1 Q2 Q3 Debt / Equity1 3.5x 3.5x 3.4x Leverage Ratio2 2.8x 2.7x 2.7x

Encore Capital Group, Inc. 28 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q3 2023 foreign currency exchange rates to recalculate Q3 2024 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. Three Months Ended September 30, 2024 (Unaudited, in $M, except per share amounts) As Reported Constant Currency Collections $550 $547 Revenues $367 $365 ERC1 $8,649 $8,360 Operating Expenses $261 $259 GAAP Net Income $31 $31 GAAP EPS $1.26 $1.26 Borrowings1 $3,551 $3,407 1) At September 30, 2024

Encore Capital Group, Inc. 29 Cash Efficiency Margin 1,927 1,946 1,992 2,062 2,150 51.0% 51.2% 52.2% 53.0% 53.6% Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 LTM Cash Receipts LTM Cash Efficiency Margin LTM Cash Efficiency Margin and LTM Cash Receipts (in $M) ▪ Cash Efficiency Margin is a comprehensive measure of expense efficiency ▪ We use LTM to match our long-term view of the business Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses + impairment charges) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue. See calculations on following page.

Calculation of Cash Efficiency Margin

(Unaudited, in $ thousands, except percentages)	LTM Q3 2023	LTM Q4 2023	LTM Q1 2024	LTM Q2 2024	LTM Q3 2024
Collections	$ 1,840,373	$ 1,862,567	$ 1,911,098	$ 1,981,304	$ 2,066,233
Servicing revenue	86,482	83,136	80,930	81,029	83,908
Cash receipts (A)	$ 1,926,855	$ 1,945,703	$ 1,992,028	$ 2,062,333	$ 2,150,141
Operating expenses	947,866	1,206,145	1,208,448	1,226,922	1,253,802
Goodwill impairment charge[1]	---	(238,200)	(238,200)	(238,200)	(238,200)
Impairment of intangible assets[2]	(4,075)	(18,726)	(18,726)	(18,726)	(18,726)
Operating expenses less impairment charges (B)	$ 943,791	$ 949,219	$ 951,522	$ 969,996	$ 996,875
LTM Cash Efficiency Margin (A-B)/A	51.0%	51.2%	52.2%	53.0%	53.6%

Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses + impairment charges) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue

1) We recorded a non-cash goodwill impairment charge of $238.2 million related to our Cabot business during the quarter ended December 31, 2023. We believe this non-cash impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.

2) We recorded non-cash impairments of intangible assets of $4.1 million and $18.7 million in the quarters ended December 31, 2022 and December 31, 2023, respectively. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

Encore Capital Group, Inc. 30

Encore Capital Group, Inc. 31 Q3 2024 Cash Collections and Revenue Reconciliation 527 550 328 +23 222 0 100 200 300 400 500 600 Expected Cash Collections Recoveries Above Forecast (Over Performance) Cash Collections Portfolio Amortization Revenue from Receivable Portfolios Q3 2024 Collections and Revenue Reconciliation (in $M) $527M Expected Cash Collections, equal to the sum of Q2 2024 ERC plus expected collections from portfolios purchased in Q3 2024 $23M Recoveries Above Forecast, cash collections above Expected Cash Collections for Q3 2024 $550M Cash Collections from debt purchasing business in Q3 2024 $222M Portfolio Amortization $328M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E Note: For simplicity, amounts reported above do not include the immaterial impacts of put-backs and recalls, which were ~$5M for the three months ended September 30, 2024.

Encore Capital Group, Inc. 32 Components of Debt Purchasing Revenue in Q3 2024 328 341 +23 -10 0 50 100 150 200 250 300 350 Revenue from Receivable Portfolios Recoveries Above Forecast (Over Performance) Changes in Expected Future Recoveries Debt Purchasing Revenue Q3 2024 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Recoveries is the sum of B + G 3. Recoveries Above/Below Forecast is the amount collected as compared to forecast for the period and represents over/under performance for the period. Colloquially referred to as “cash-overs” or “cash-unders”. 4. Changes in Expected Future Recoveries is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 5. Debt Purchasing Revenue is the sum of E + F +13 Changes in Recoveries E B G H E B G H F F Debt Purchasing Revenue in the Financial Statements